EXHIBIT 24(b)(10)(a)

                      CONSENT OF PRICEWATERHOUSECOOPERS LLP

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We hereby consent to the use in this Pre-Effective Amendment No.1 under the Securities Act of 1933 and Amendment No. 83 under the Investment Company Act of 1940 to the registration statement on Form N-4 ("Registration Statement") of our report dated March 8, 2005, relating to the consolidated financial statements of Phoenix Life Insurance Company which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




/s/PricewaterhouseCoopers LLP
Hartford, Connecticut
June 15, 2005